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Exhibit 10.2

Letter Agreement dated as of October 8, 2003 between First Reserve Corporation and TransMontaigne Inc.

William S. Dickey
Executive Vice President

October 8, 2003

First Reserve Fund VII, Limited Partnership
First Reserve Fund VIII, L.P.
c/o First Reserve Corporation
One Lafayette Place
Greenwich, CT 06830

Re:	Board Representation in connection with Transfer of Series B Convertible Preferred Stock ("Series B Stock")

Ladies and Gentlemen:

This Letter Agreement is being delivered to you as a condition to the transfer of 32,095 shares (the "Shares") of the Series B Stock of TransMontaigne, Inc., a Delaware corporation (the "Company"), from First Reserve Fund VII, Limited Partnership, a Delaware limited partnership ("Fund VII") and First Reserve Fund VIII, L.P., a Delaware limited partnership ("Fund VIII" and with Fund VII, the "Sellers") to LB I Group Inc. (the "Buyer"), pursuant to the Stock Purchase Agreement, dated October 9, 2003, by and among Buyer and the Sellers (the "Purchase Agreement").

In connection with the transfer of the Shares, the Sellers and Buyer have requested, and the Company has agreed, that the Company provide certain board representation rights to the Buyer. In exchange, the Sellers have agreed to relinquish their rights under the Agreement to Elect Directors, dated April 17, 1996, as amended (the "Director Agreement"), with respect to one of the two board seats covered by the Director Agreement.

Accordingly, the Company and Sellers hereby agree to amend the Director Agreement as follows:

        A.    First Reserve Fund VI, Limited Partnership is hereby removed as a "First Reserve Investor."

        B.    Section 1.1 of the Director Agreement is hereby amended in its entirety to read as follows:

          Board of Directors. From and after termination of the Stockholders Agreement, the First Reserve Investors and the Company hereby agree to take, at any time and from time to time, all action necessary (including, without limitation, voting the Common Stock owned by them, calling special meetings of stockholders and executing and delivering written consents) to cause one director designated by the First Reserve Investors from time to time to be elected to the Company's Board of Directors. The First Reserve Investors hereby designate John A. Hill as their initial nominee for director. The Company shall cooperate fully in connection with any vote to elect as promptly as possible any persons designated by the First Reserve Investors in accordance with this Agreement. In the event of a disagreement within the First Reserve Investors group as to any person who the First Reserve Investors wish to designate for its seats on the Board of Directors, unless otherwise agreed by the various First Reserve Investors, a majority vote, by shares of Common Stock held, of the First Reserve Investors shall resolve the disagreement. The First Reserve Investors may elect, by written agreement among themselves and without notice to the Company, to appoint a single First Reserve Investor as the entity designating a director hereunder.

When accepted by you, this Letter Agreement will constitute the agreement of the Company and Buyer with respect to the foregoing. Please indicate your acceptance be signing in the space provided below.

Very truly yours,
/s/ WILLIAM S. DICKEY William S. Dickey Executive Vice President

AGREED AND ACCEPTED:

First Reserve Fund VI, Limited Partnership

  By:
  First Reserve Corporation, general partner
By:	/s/ Thomas R. Denison

Name:	Thomas R. Denison

Title:	Managing Director

First Reserve Fund VII, Limited Partnership

  By:
  First Reserve GP VII, L.P., general partner
  By:
  First Reserve Corporation, general partner
By:	/s/ Thomas R. Denison

Name:	Thomas R. Denison

Title:	Managing Director

First Reserve Fund VIII, L. P.

  By:
  First Reserve GP VIII, L.P., general partner
  By:
  First Reserve Corporation, general partner
By:	/s/ Thomas R. Denison

Name:	Thomas R. Denison

Title:	Managing Director

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  Exhibit 10.2